(PAGE)                   Arthur Andersen LLP
                     American International Plaza
                              12th Floor
                   250 Munoz Rivera Avenue, Hato Rey
                            P.O. Box 362260
                        San Juan, PR 00936-2260
                             787 754 3905


April 1, 1998

Ms. Gretchen Gronau
Vice President and Chief Financial Officer
Equus Gaming Company, L.P.
Doral Building, Floor 7
650 Munoz Rivera Avenue
Hato Rey, Puerto Rico  00918

Re: Delayed filing of 1997 Annual Report on Form 10K



Dear Ms. Gronau:

Please be advised that we were unable to complete our audit of the financial statements of Equus Gaming Company L.P. as of and for the year ended December 31, 1997, and therefore, we were unable to issue our report thereon. Consequently, this prevented the Company from completing the above referenced filing before 5:30 p.m. EST on March 31, 1998.

We hereby consent to the filing of this letter with the Company's
Notification of Late Filing on Form 12b-25.

Very truly yours,

ARTHUR ANDERSEN LLP


By  /s/ Alina Herrera
    ---------------------
    Alina Herrera
    Audit Partner

FM/tlfiling10K40a